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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-131510 of Met Investors Series Trust on Form N-14AE of our report dated February 17, 2006 relating to the financial statements of Legg Mason Value Equity Portfolio, a series of Met Investors Series Trust, for the year ended December 31, 2005 in the Prospectus/Proxy Statement, which is a part of such Registration Statement.

We also consent to the reference to us under the heading "Financial Statements and Experts" in such Prospectus/Proxy Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 13, 2006